                                                                     EXHIBIT 5.1





                                January 8, 1997




Urohealth Systems, Inc.
5 Civic Plaza, Suite 100
Newport Beach, California 92660

Gentlemen:

    At your request, I have examined the Registration Statement on Form S-8 executed by you on January 8, 1997, and to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,339,685 shares of your Common Stock, $.001 par value (the "Common Shares"), of the 4,339,685 Common Shares, 3,633,333 are issuable upon exercise of options which have been and will be granted pursuant to the 1994 Stock Incentive Plan, 300,000 Common Shares are issuable upon exercise of options which have been and will be granted pursuant to the 1996 Directors' Non-Qualified Stock Option Plan, 300,000 are issuable pursuant to the Company's Employee Stock Purchase Plan, 100,197 are issuable upon exercise of options which have been granted pursuant to the Advanced Surgical 1992 Stock Plan and 6,155 are issuable pursuant to Employee Reserved Stock Agreements (collectively, the "Plans").

    As your counsel in connection with the Registration Statement, I have examined the proceedings taken by you in connection with the adoption of the Plans and the authorization of the issuance of the Common Shares or options to purchase Common Shares under the Plans (the "Plan Shares") and such documents as I have deemed necessary to render this opinion.

    Based upon the foregoing, it is my opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable Common Shares.

    I consent to the use of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,

                                                /s/ KEVIN M. HIGGINS
                                                -----------------------------
                                                Kevin M. Higgins, Esq.